Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
September 14, 2009	Tony Davis 318.388.9525 tony.davis@centurytel.com

CENTURYLINK COMMENCES DEBT TENDER OFFERS AND CONCURRENT DEBT OFFERING

MONROE, La. . . . CenturyLink (CenturyTel, Inc., NYSE:  CTL) announced today that it and its wholly-owned subsidiary, Embarq Corporation, have commenced joint debt tender offers under which CenturyLink and Embarq will offer to purchase for cash up to $800 million of their outstanding notes (each, an “Offer” and, collectively, the “Offers”).

Tender Offers

CenturyLink and Embarq have offered to purchase for cash up to $600 million aggregate principal amount of its respective notes in the priority listed below:

			Principal	Acceptance	Full
	CUSIP		Amount	Priority	Tender Offer
Original Issuer	Number	Title of Security	Outstanding	Level	Consideration

Embarq Corporation	29078EAC9	6.738% Notes due June 1, 2013	$1,000,000,000	1	$1,092.50

CenturyTel, Inc.	156700AK2	5.5% Senior Notes, Series O, due April 1, 2013	$250,000,000	2	$1,052.50

                In addition, CenturyLink has offered to purchase for cash up to $200 million aggregate principal amount of its notes in the priority listed below:

			Principal	Acceptance	Full
	CUSIP		Amount	Priority	Tender Offer
Original Issuer	Number	Title of Security	Outstanding	Level	Consideration

CenturyTel, Inc.	156700AG1	7.875% Senior Notes, Series L, due August 15, 2012	$500,000,000	1	$1,117.50

CenturyTel, Inc.	156700AA4	8.375% Senior Notes, Series H, due October 15, 2010	$500,000,000	2	$1,065.00

                The amounts of each series of notes that are purchased in an Offer will be determined in accordance with the priorities applicable to that Offer identified in the column “Acceptance Priority Level” in the table above. The amounts of each series of notes that are purchased may be prorated as set forth in the Joint Offer to Purchase dated September 14, 2009 relating to the Offers (the “Joint Offer to Purchase”).

                If the aggregate amount of notes tendered in an Offer exceeds the maximum aggregate principal amount applicable to that Offer, CenturyLink or Embarq will accept for payment only the applicable maximum aggregate principal amount of its respective notes for that Offer, and the notes will be purchased in accordance with their respective acceptance priority levels (in numerical priority order) listed in the table above. In no event will CenturyLink or Embarq be required to purchase notes in an Offer in excess of the maximum aggregate principal amount of notes applicable to that Offer. All notes tendered in an Offer having the “1” acceptance priority level will be accepted for purchase before any tendered notes having the “2” acceptance priority level are accepted for purchase in that Offer.

                If there are sufficient funds to purchase only a portion of the notes of a series subject to a particular Offer, the amount of notes purchased in that series will be prorated based on the aggregate principal amount of notes of that series validly tendered and not validly withdrawn in that Offer. If CenturyLink or Embarq use the full applicable maximum aggregate principal amount for an Offer to purchase a series of notes with a higher acceptance priority level, notes of the other series with the lower acceptance priority level will not be accepted for purchase.

                Holders of notes that are validly tendered and not validly withdrawn on or before 5:00 p.m., New York City time, on September 25, 2009 (the “Early Tender Date”) and accepted for purchase will receive the Full Tender Offer Consideration specified in the table above. Holders of notes that are validly tendered after 5:00 p.m., New York City time, after the Early Tender Date but before 12:00 midnight, New York City time, on October 9, 2009 (the “Expiration Date”) and accepted for purchase will receive the Full Tender Offer Consideration minus an amount in cash equal to $30.00 for each $1,000 principal amount of notes. Notes tendered may be validly withdrawn at any time on or before 5:00 p.m., New York City time, on September 25, 2009, but not thereafter, subject to applicable law, unless such date and time is extended by either Offeror in its sole discretion.

                The Offers are scheduled to expire at 12:00 midnight, New York City time, on the Expiration Date, unless extended or earlier terminated. The Offers are not subject to the receipt of any minimum amount of notes tendered and CenturyLink and Embarq may increase or decrease the amount of notes subject to the Offers. The obligation of each of CenturyLink and Embarq to purchase notes is conditioned upon, among other things, successful completion of the offering by CenturyLink of two new series of its senior notes (the “Debt Offering”), which CenturyLink is commencing today concurrently with the Offers, among other conditions.

                CenturyLink expects to record a charge to net income in the fourth quarter of 2009 relating to the premiums that may be paid to tendering holders of notes and estimated costs associated with the Offers, which charge may be material.

                BofA Merrill Lynch, Barclays Capital Inc., J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC are the lead dealer-managers for the Offers.

               This press release is neither an offer to purchase, nor a solicitation of an offer to sell, any securities.  CenturyLink and Embarq are making the Offers only by, and pursuant to the terms and conditions of, the Joint Offer to Purchase. The complete terms and conditions of the Offers are set forth in the Joint Offer to Purchase and related letter of transmittal that is being furnished to holders of notes. Holders are urged to read the tender offer documents carefully when they become available. Copies of these documents may be obtained from the Information Agent for the Offers, Global Bondholder Services Corporation, at 866-470-3900 (US toll-free) and 212-430-3774 (collect).

Debt Offering

                 CenturyLink announced today that it expects to sell fixed-rate senior notes in an aggregate principal amount of $600 million with ten and thirty year maturities. The actual amounts and maturities of senior notes, if any, sold by CenturyLink in connection with the Debt Offering will depend on market conditions. CenturyLink has not yet entered into a definitive agreement with respect to the Debt Offering, and no assurance can be given that such offering will be completed. CenturyLink expects to use the net proceeds from the Debt Offering, together with additional borrowings under its revolving credit facility, to provide the total amount of funds required to complete the Offers, to pay all accrued and unpaid interest payable on the notes purchased in the Offers and to pay all fees and expenses related to the Offers. The Debt Offering is not conditioned upon the consummation of the Offers.

                BofA Merrill Lynch, Barclays Capital Inc., J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC are the joint book-running managers for the Debt Offering.

                The senior notes are being offered pursuant to CenturyLink’s existing shelf registration statement, which became automatically effective upon filing with the Securities and Exchange Commission. A preliminary prospectus supplement and accompanying prospectus describing the terms of the Debt Offering will be filed with the Securities and Exchange Commission. When available, copies of the preliminary prospectus supplement and accompanying prospectus for the offering may be obtained from: BofA Merrill Lynch, telephone 1-800-294-1322, Barclays Capital Inc. at 1-888-603-5847, J.P. Morgan Securities Inc., call collect: 212-834-4533 or Wells Fargo Securities, LLC at 1-800-326-5897. This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, and the Debt Offering will not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About CenturyLink

                CenturyLink is a leading provider of high-quality voice, broadband and video services over its advanced communications networks to consumers and businesses in 33 states. CenturyLink, headquartered in Monroe, La., is an S&P 500 Company and expects to be listed in the Fortune 500 list of America's largest corporations. For more information on CenturyLink, visit http://www.centurylink.com.

Forward Looking Statements

This press release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of CenturyLink. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to the possibility that CenturyLink’s existing or potential noteholders will not be receptive to the Offers or the Debt Offering on the terms described above or at all; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in the terms of our credits facilities or ratings; changes in the CenturyLink’s cash requirements or financial position; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of CenturyLink to consummate the above-described transactions on the terms described above or at all; the CenturyLink’s continued access to credit markets on favorable terms; and other risks referenced from time to time in the CenturyLink’s filings with the Securities and Exchange Commission. There can be no assurances that the above-described transactions will be consummated on the terms described above or at all. You should be aware that new factors may emerge from time to time and it is not possible for CenturyLink to identify all such factors, nor can CenturyLink predict the impact of each such factor on its plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. CenturyLink undertakes no obligation to update any of its forward-looking statements for any reason.